SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2005

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-31680	22-2581418
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

383 Route 46 West, Fairfield, New Jersey		07004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        On December 6, 2005, Bradley Pharmaceuticals, Inc. (the “Company”), upon the approval of the Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board, entered into employment agreements with each of Daniel Glassman, the Company’s chairman of the Board, President and Chief Executive Officer, R. Brent Lenczycki, the Company’s Vice President and Chief Financial Officer, Bradley Glassman, the Company’s Senior Vice President for Sales and Marketing, and Alan Goldstein, the Company’s Vice President, Corporate Development. The Company also entered into a Change of Control Agreement with Ralph Landau, Ph.D., the Company’s Vice President, Chief Scientific Officer, on December 6, 2005. A copy of each such agreement is filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and a summary description of the material terms of each such agreement is set forth below, which summary is qualified in its entirety by reference to the attached agreements.

        Under their respective agreements, each effective as of December 6, 2005 (the “Effective Date”), Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein will serve in their respective positions until the third anniversary of the Effective Date (the “Expiration Date”), unless sooner terminated by the Company or him. Each agreement renews automatically for an additional one (1) year on the Expiration Date and each anniversary of the Expiration Date unless the Company or the employee gives written notice to the other to the contrary at least 90 days prior to the end of the term or renewal term, as the case may be. Mr. D. Glassman will receive an annual base salary of $675,000 plus an annual non-accountable expense allowance of $25,000. Mr. Lenczycki will receive an annual base salary of $262,500. Mr. B. Glassman will receive an annual base salary of $260,000. Mr. Goldstein will receive an annual base salary of $235,000. From time to time during the term of their respective agreements, each of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein will be entitled to receive such options to purchase shares of the Company’s common stock and other similar securities of the Company on such terms and conditions as the Board and Compensation Committee of the Board may establish. Additionally, each of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein are eligible to participate in all of the Company’s bonus and benefit plans, including without limitation the Company’s EVA Bonus Plan, in which senior executives of the Company are generally entitled to participate.

        Upon a termination of employment without “cause” or for “good reason” (as defined in his respective agreement), each of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein will be entitled to: (i) a lump sum cash payment equal to the sum of (a) any accrued but unpaid salary as of the date of such termination, (b) any accrued by unpaid annual cash bonus payable under the Company’s EVA Bonus Plan for any annual period ended prior to the date of such termination, and (c) all expenses incurred for which documentation has been or will be provided in accordance with the Company’s policies but not yet reimbursed; (ii) a lump sum cash payment equal to the amount payable under the Company’s EVA Bonus Plan for the annual period in which such termination occurs prorated through the date of such termination; (iii) continuation of all perquisites and other Company-related benefits to which he was entitled as of the date of his termination through the end of the second calendar year following the year in which his employment terminates; (iv) immediate vesting of all of his stock options or any other equity awards based on the Company’s securities; (v) continued participation in, and continuation by the Company of the payment of the relevant premiums applicable to, the life insurance and health, welfare and medical insurance plans of the Company through the end of the second calendar year following the year the which his employment terminates; and (vi) continued participation by him and his dependents in all other Company-sponsored health, welfare and benefit plans through the end of the second calendar year following the year in which his employment terminates. In addition to the foregoing payments and benefits continuation, upon termination without “cause” or for “good reason”, each of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein will be entitled to a lump sum cash payment equal to two times the sum of his then current annual salary and the average amount paid to him under the Company’s EVA Bonus Plan with respect to the most recent three calendar years.

        If a “change of control” of the Company (as defined in his respective employment agreement) occurs during the term of his respective employment agreement, and if, during such term and within twelve months after the date on which the “change of control” occurs, his employment is terminated by the Company without “cause” or by him for any reason, then each of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein, as applicable, will be entitled to the payments and benefits described in the preceding paragraph for a termination without “cause” or for “good reason”.

        In the event that any payment under his respective agreement is subject to the excise tax for golden parachute payments, the Company will provide Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein, as applicable, with a gross-up payment as may be necessary to put him in the same after-tax position as if the payments had not been subject to the excise tax.

        Each of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, and Mr. Goldstein has agreed that he will not compete with the Company for a period of twelve (12) months immediately following the term of his respective employment agreement; provided, however, that such restriction will not apply if his employment is terminated without “cause” or he terminates his employment for “good reason”, regardless of whether a “change of control” has occurred.

        Pursuant to his Change of Control Agreement, if a “change of control” (as defined in the agreement) occurs, and if within twelve months after the date on which the “change of control” occurs, Mr. Landau’s employment is terminated by either the Company or Mr. Landau for any reason, except if by the Company for “cause” (as defined in the agreement), then Mr. Landau will be entitled to the same payments and benefits described in the paragraph above regarding the termination of Mr. D. Glassman, Mr. Lenczycki, Mr. B. Glassman, or Mr. Goldstein for a termination without “cause” or for “good reason”. Mr. Landau will be entitled to a gross-up payment, if necessary, as described in the preceding paragraph. Mr. Landau has also agreed not to compete with the Company for a period of twelve (12) months immediately following his termination of employment; provided, however, that such restriction will not apply if Mr. Landau’s employment is (x) terminated without “cause” or (y) Mr. Landau terminates his employment for “good reason”, for both (x) and (y) within twelve months following the date on which a “change of control” occurs.

        Effective December 1, 2005, the Board approved a change in fees to be paid to its non-employee directors. Each such director will receive an annual $20,000 cash retainer. The Chairman of the Board’s Audit Committee will receive an additional annual retainer of $7,500 and the Chairman of each of the Board’s Compensation Committee and Corporate Governance Committee will receive an additional annual retainer of $3,000. Non-employee directors will receive $1,000 for each Board or committee meeting thereof attended in person or by telephone. Additionally, each non-employee director will receive an annual grant of 5,000 options to purchase shares of the Company’s common stock in accordance with the Company’s stock option plan.

Item 9.01.     Financial Statements and Exhibits.

        The following exhibits are filed pursuant to Item 601 of Regulation S-K:

No.	Description
10.1	Employment Agreement, dated December 6, 2005, between Bradley Pharmaceuticals, Inc. and Daniel Glassman
10.2	Employment Agreement, dated December 6, 2005, between Bradley Pharmaceuticals, Inc. and R. Brent Lenczycki
10.3	Employment Agreement, dated December 6, 2005, between Bradley Pharmaceuticals, Inc. and Bradley Glassman
10.4	Employment Agreement, dated December 6, 2005, between Bradley Pharmaceuticals, Inc. and Alan Goldstein
10.5	Change of Control Agreement, dated December 6, 2005, between Bradley Pharmaceuticals, Inc. and Ralph Landau, Ph.D.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.
By:	/s/ R. Brent Lenczycki
Name: R. Brent Lenczycki, CPA
Title: Vice President, Chief Financial Officer

Dated: December 8, 2005

EXHIBIT LIST

No.	Description
10.1	Employment Agreement, dated December 6, 2005, between Bradley Pharmaceuticals, Inc. and Daniel Glassman
10.2	Employment Agreement, dated December 6, 2005, between Bradley Pharmaceuticals, Inc. and R. Brent Lenczycki
10.3	Employment Agreement, dated December 6, 2005, between Bradley Pharmaceuticals, Inc. and Bradley Glassman
10.4	Employment Agreement, dated December 6, 2005, between Bradley Pharmaceuticals, Inc. and Alan Goldstein
10.5	Change of Control Agreement, dated December 6, 2005, between Bradley Pharmaceuticals, Inc. and Ralph Landau, Ph.D.